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                                                           EXHIBIT 99.2



                  NON-COMPETITION AND MARKETING ASSISTANCE AGREEMENT

    THIS NON-COMPETITION AND MARKETING ASSISTANCE AGREEMENT (this "Agreement") is made as of April 30, 1996, by and among American Medserve Corporation, a Delaware corporation ("AMC"), Good Samaritan Supply Services, Inc., a South Dakota corporation (the "Company"), The Evangelical Lutheran Good Samaritan Foundation, a Minnesota non-profit corporation (the "Foundation") and The Evangelical Lutheran Good Samaritan Society, a North Dakota non-profit corporation (the "Society").

                                PRELIMINARY STATEMENT:

     A. The Society is the sole member of the Foundation, and the Foundation is the sole shareholder of the Company.

    B. The Company and AMC concurrently herewith have entered into a Share Purchase Agreement, bearing even date herewith (the "Share Purchase Agreement"), providing for the Company's sale and issuance of 666.667 newly-issued shares of the Company ("Common Shares") to AMC.

    C. The Company, AMC and the Foundation concurrently herewith have entered into a Shareholders Agreement, bearing even date herewith (the "Shareholders Agreement"), providing for the respective rights of the parties in connection with the governance of the Company, transfers of Common Shares, and other matters.

    D. The Society and the Foundation will benefit from AMC's investment in the Company pursuant to the Share Purchase Agreement and from AMC's covenants pursuant to the Shareholders Agreement as a consequence of, among other things, the expansion of the Company's business which will be made possible (including expansion of the number of Society long-term care facilities whose residents will be offered the Company's goods and services) and the anticipated enhancement in the value of the Foundation's investment in the Company.

    E. AMC will benefit from the covenants of the Society, the Foundation and the Company contained herein and in the Share Purchase Agreement as a consequence of, among other things, the issuance of the 666.667 Common Shares to be issued to AMC.

    F. In order for the parties to induce one another to enter into or approve the transactions contemplated by the Share Purchase Agreement and the Shareholders Agreement, and so as to support and enhance the growth and value of the Company in a manner which will benefit all of the parties hereto, the parties wish to enter into the agreements set forth herein.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, in the Share Purchase Agreement and the Shareholders Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. NON-COMPETITION; NON-SOLICITATION; CONFIDENTIALITY. The parties hereto agree that, unless and until either (i) neither AMC nor any of its Affiliates (as defined in Section 1(h) below) hold any Common Shares, or (ii) neither the Foundation nor any of its Affiliates hold any Common Shares, and, in each such case, for a period of five (5) years thereafter,

         (a)  AMC shall not:

              (1) except to the extent permitted by Sections 1(d) or 1(e) below, engage, directly or indirectly, whether as a shareholder, partner, owner, consultant, management company, or otherwise, in the complete or partial ownership, operation, management or conduct of any institutional long-term care pharmacy which is located in or derives more than five percent (5%) of its revenues from sales in the states of Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Nebraska, New Mexico, North Dakota, South Dakota, and Wyoming;

              (2) except to the extent permitted by Sections 1(d) or 1(f) below, engage, directly or indirectly, whether as a shareholder, partner, owner, consultant, management company or otherwise, in the complete or partial ownership, operation, management or conduct of any business or enterprise that provides home medical equipment or supplies (such as wheelchairs, walkers, beds, canes, bandages or sutures, but excluding drugs) to customers in the United States of America;

              (3) except with the consent of the President/Chief Executive Officer of the Company, hire any employee of the Company for a position with AMC or any Affiliate thereof;

              (4) intentionally cause or encourage, by word or deed, any person, firm, corporation or other entity having a business relationship with the Company to sever such relationship with, or commit any act inimical to, the Company; or

              (5) except to the extent permitted by Section 1(g) below, use, divulge or transfer to any person, firm, corporation or other entity any trade secrets, customer lists or other confidential or proprietary information with respect to the Company.

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         (b) The Company shall not:

              (1) except to the extent permitted by Sections 1(d) or 1(e) below, engage, directly or indirectly, whether as a shareholder, partner, owner, consultant, management company or otherwise, in the complete or partial ownership, operation, management or conduct of any institutional long-term care pharmacy which is located outside of or derives more than five percent (5%) of its revenues from sales outside the states of Arizona, Colorado, Florida, Idaho, Iowa, Kansas, Minnesota, Missouri, Nebraska, New Mexico, North Dakota, South Dakota, and Wyoming; nor shall the Company engage, directly or indirectly, in any such manner in any such institutional long-term care pharmacy which is located in the State of Florida, other than such pharmacies which serve primarily assisted living facilities or congregate care facilities;

              (2) hire any employee of AMC for a position with the Company or any Affiliate thereof;

              (3) intentionally cause or encourage, by word or deed, any person, firm, corporation or other entity having a business relationship with AMC to sever such relationship with, or commit any act inimical to, AMC; or

              (4) except to the extent permitted by Section 1(g) below, use, divulge or transfer to any person, firm, corporation or other entity any trade secrets, customer lists or other confidential or proprietary information with respect to AMC.

         (c) The Foundation and the Society shall not:

              (1) engage, directly or indirectly, whether as a shareholder, partner, owner, consultant, management company or otherwise, in the complete or partial ownership, operation, management or conduct of any institutional long-term care pharmacy, except through ownership of an interest in either the Company or AMC;

              (2) engage, directly or indirectly, whether as a shareholder, partner, owner, consultant, management company or otherwise, in the complete or partial ownership, operation, management or conduct of any business or enterprise that provides home medical equipment or supplies (such as wheelchairs, walkers, beds, canes, bandages or sutures, but excluding drugs) to customers in the United States of America, except through ownership of an interest in either the Company, AMC, or any Affiliate of AMC;

              (3) hire any employee of AMC for a position with the Society, the Foundation or any Affiliate thereof, or directly or indirectly solicit any employee of the Company for a position with the Society, the Foundation or any Affiliate thereof;

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              (4) intentionally cause or encourage, by word or deed, any person, firm, corporation or other entity having a business relationship with AMC to sever such relationship with, or commit any act inimical to, AMC; or

              (5) except to the extent permitted by Section 1(g) below, use, divulge or transfer to any person, firm, corporation or other entity any trade secrets, customer lists or other confidential or proprietary information with respect to AMC.

         (d) Notwithstanding any provision in Sections 1(a)(1), 1(a)(2), 1(b)(1), 1(c)(1) or 1(c)(2) to the contrary, in no event shall any party hereto be prohibited from directly or indirectly owning less than three percent (3%) of any publicly-held company whose shares are listed and traded on the New York or American Stock Exchanges, on the NASDAQ stock market or on any automated interdealer quotation system.

         (e) (1) Notwithstanding Section 1(a)(1) hereof, should AMC at any time after the date hereof desire to acquire directly or indirectly an institutional long-term care pharmacy which derives more than five percent (5%) but less than thirty-five percent (35%) of its revenues (as measured during the most recent 12-month period) from sales in the states of Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Nebraska, New Mexico, North Dakota, South Dakota, and Wyoming, but which is located outside of such states, then AMC may directly or indirectly make such acquisition provided that it uses its reasonable efforts to cause the portion of such institutional long-term care pharmacy's business which is derived from sales in such states to be transferred to an institutional long-term care pharmacy of the Company at such time as the Company has such a pharmacy reasonably capable of servicing such business, on terms and conditions mutually satisfactory to the Company and AMC, acting reasonably.

              (2) Notwithstanding Section 1(b)(1) hereof, should the Company at any time after the date hereof desire to acquire directly or indirectly an institutional long-term care pharmacy which derives more than five percent (5%) but less than thirty-five percent (35%) of its revenues (as measured during the most recent 12-month period) from sales outside of the states of Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Nebraska, New Mexico, North Dakota, South Dakota, and Wyoming, but which is located in one of such states, then the Company may directly or indirectly make such acquisition provided that it uses its reasonable efforts to cause the portion of such institutional long-term care pharmacy's business which is derived from sales outside of such states to be transferred to an institutional long-term care pharmacy of AMC or any of AMC's direct or indirect subsidiaries at such time as AMC or any of such subsidiaries has such a pharmacy reasonably capable of servicing such business, on terms and conditions mutually satisfactory to the Company and AMC, acting reasonably.

         (f) (1) Notwithstanding Section 1(a)(2) hereof, the existing direct and indirect subsidiaries of AMC shall be permitted to continue to operate the existing home medical equipment and home medical supply businesses operated by such direct and indirect subsidiaries, provided that AMC uses its reasonable efforts to cause such direct and indirect subsidiaries to transfer or combine such lines of business described by
Section 1(a)(2) to or with the Company's business activities of this type, on terms and conditions mutually satisfactory to the Company, AMC and such subsidiaries.

              (2) If, after the date hereof, AMC desires to acquire directly or indirectly a business or enterprise that provides home medical equipment or supplies in the United States of America but which derives less than thirty-five percent (35%) of its revenues (as measured during the most recent 12-month period) from such lines of business, then AMC may directly or indirectly make such acquisition provided that it uses its reasonable efforts to cause such lines of business to be transferred to or combined with the Company's business activities of this type as soon as practicable after the acquisition of such business or enterprise by AMC, on terms and conditions mutually satisfactory to the Company and AMC, acting reasonably.

              (3) If, after the date hereof, AMC desires to acquire directly or indirectly a business or enterprise that provides home medical equipment or supplies in the United States of America and which derives thirty-five percent (35%) or more of its revenues (as measured during the most recent 12-month period) from such lines of business, then AMC may directly or indirectly acquire such business notwithstanding Section 1(a)(2) if and only if it shall have entered into an agreement with the Company to cause such lines of business described by Section 1(a)(2) to be transferred to or combined with the Company's business activities of this type, on terms and conditions mutually satisfactory to the Company and AMC. The Company may decline to enter into any such agreement in its sole and absolute discretion, in which event the provisions of Section 1(a)(2) shall operate to prevent AMC from directly or indirectly making such acquisition.

         (g) Sections 1(a)(5), 1(b)(4) and 1(c)(5) shall not be deemed to restrict any party from using, divulging or transferring any information whatsoever which is, as of the time of such use, disclosure or transfer, (i) generally available to the public other than as a result of a disclosure by such party or its Affiliates, or (ii) available to such party on a non-confidential basis from a source other than the Company (with respect to confidential or proprietary information of the Company) or AMC (with respect to confidential or proprietary information of AMC). Further, if any party is required by law to disclose any information which it would otherwise be prohibited from disclosing by virtue of Section 1(a)(5), 1(b)(4) or 1(c)(5), then such party shall give the Company (with respect to confidential or proprietary information of the Company) or AMC (with respect to confidential or proprietary information of AMC) prompt written notice of such requirement and shall cooperate with the Company or AMC, as the case may be, in seeking a protective order or other appropriate means of preventing or limiting the disclosure of such information; and if, in the opinion of counsel to the party which seeks to make such disclosure, the disclosure of such information is required by law, such party may make such disclosure, but only to the extent legally required in the opinion of its counsel and in accordance with any protective order or other such means of limiting such disclosure as may have been obtained.

         (h)  For purposes of this Agreement,    "Affiliate" shall mean, with
respect to any person or entity, any (i) person or entity which wholly or partially owns, is owned by, or is under common ownership with such person or entity or any Affiliate of such person or entity, and (ii) any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity or any Affiliate of such person or entity. A person or entity shall be deemed to control another person or entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" person or entity, whether through ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, in no event shall AMC be deemed an Affiliate of either the Foundation or the Society, and neither the Foundation nor the Society shall be deemed an Affiliate of AMC.

    2. MARKETING ASSISTANCE. AMC shall assist the Company in the Company's marketing of home medical equipment and supplies to current and future customers of AMC's institutional pharmacies.

    3. GOOD SAMARITAN NAME. If, at any time and for any reason in its sole discretion, the Society shall determine that it desires that the Company no longer use the name "Good Samaritan", it may deliver written notice to the Company, the Foundation and AMC requiring such parties to take the actions described in the next sentence. Within six (6) months after their receipt of such notice, the Company, AMC and the Foundation shall take such actions as may be necessary to change the corporate name of the Company to a name which does not include "Good Samaritan", or any derivations thereof, and which does not convey an impression that the Company is associated with the Society (a "Permitted Name"). From and after the end of such 6-month period, the Company shall not, directly or indirectly, operate under any corporate or trade name, trade or service mark or other name or identifying words other than a Permitted Name, nor shall it transfer (whether by assignment, merger or otherwise) any portion of its assets or business to any entity operating under other than a Permitted Name. The parties agree that the following shall be deemed Permitted Names for purposes of this Agreement: (i) "GS Supply Services"; (ii) "GS Pharmacy"; and (iii) "GSP" (whether used in conjunction with the Company's current logo or not).

    4. REMEDIES; RESOLUTION OF DISPUTES. AMC, the Foundation, the Society and the Company acknowledge that they would be irreparably harmed by a breach of this Agreement and that it would not be possible to estimate damages resulting from such a breach and, consequently, AMC, the Foundation, the Society, and the Company agree that equitable relief in the form of specific performance or an injunction, in addition to any other remedy which may be available at law or in equity, shall be the appropriate remedy for a breach of this Agreement, and the recovery from the breaching party of reasonable attorneys' fees and all costs and expenses incurred in connection with such an action shall be available.

    5. AMENDMENT; WAIVER. This Agreement may not be amended or modified except by a writing signed by all parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver of any other provision constitute a continuing waiver, nor shall any waiver by any party constitute a waiver with respect to any other party. No waiver shall be binding unless executed in writing by the party making the waiver.

    6. ENTIRE AGREEMENT. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by the parties with respect to the subject matter hereof. This Agreement constitutes the entire agreement by and between the parties hereto with respect to the subject matter hereof.

    7. NOTICES. All notices, elections and other communications pursuant to this Agreement shall be made in writing and be deemed to have been duly given
(i) when delivered, if personally delivered, (ii) one business day after delivered to (and accepted by) an overnight courier service, if sent by overnight courier service addressed to the applicable address set forth below, (iii) one business day after sent by facsimile transmission, if sent to the applicable facsimile number set forth below, and (iv) five days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the applicable address set forth below:

    IF TO THE COMPANY:

              Mr. Charles C. Halberg
              President/Chief Executive Officer
              Good Samaritan Supply Services, Inc.
              2177 Youngman Ave.
              St. Paul, MN  55116
              Telephone:  (612) 696-3501
              Facsimile:  (612) 696-3520
              with a copy to:

              Thomas C. Fox, Esq.
              Reed Smith Shaw & McClay
              1301 K Street, N.W.
              Suite 1100 -- East Tower
              Washington, D.C.  20005-3317
              Telephone:  (202) 414-9222
              Facsimile:  (202) 414-9299

    IF TO AMC:

              American Medserve Corporation, Inc.
              Park Lake Center
              184 Shuman Boulevard
              Naperville, IL  60563
              Attention: Timothy L. Burfield and
                   Michael B. Freedman
              Telephone:  (708) 717-2820
              Facsimile:  (708) 717-4196

              with a copy to:

              Gary R. Silverman, Esq.
              Kirkland & Ellis
              200 East Randolph Drive
              Chicago, IL  60601
              Telephone: (312) 861-2462
              Facsimile: (312) 861-2200

    IF TO THE FOUNDATION:

              The Evangelical Lutheran Good Samaritan Foundation
              4800 West 57th Street
              Sioux Falls, SD  57117
              Telephone: (605) 362-3100
              Facsimile: (605) 362-3335
              Attention: Mark Jerstad, Chief Executive Officer


         with a copy to:

              Mark Weitz, Esq.
              Leonard, Street & Deinard
              Suite 2300
              150 South Fifth Street
              Minneapolis, MN  55402
              Telephone: (612) 335-1500
              Telecopy: (612) 335-1657

    IF TO THE SOCIETY:
              The Evangelical Lutheran Good Samaritan Society
              4800 West 57th Street
              Sioux Falls, SD  57117
              Telephone: (605) 362-3100
              Facsimile: (605) 362-3335
              Attention: Mark Jerstad, Chief Executive Officer


         with a copy to:

              Duane C. Anderson, Esq.
              Christopherson, Bailin & Anderson
              509 South Dakota Ave.
              Sioux Falls, SD  57102
              Telephone: (605) 336-1030
              Facsimile: (605) 336-1027


    8. ASSIGNMENT; SUCCESSORS; BENEFITS. This Agreement shall not be assignable by the parties hereto without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    9. CONSTRUCTION; SEVERABILITY. (a) It is the agreement of AMC, the Foundation, the Society and the Company that the maximum protection available under the law shall be provided by this Agreement, to protect the parties' interests under this Agreement and that, if the restrictions or obligations hereby imposed are held by a court to be unreasonably broad in time, territory or scope, this Agreement shall be construed to impose such restrictions in this regard as are not unreasonable as to time, territory or scope, as the case may be.

         (b) In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to cause such illegal, invalid and unenforceable provision to be legal, valid and enforceable.

    10. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Minnesota without giving effect to the principles of conflicts of law thereof.

    11. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

    12. INTERPRETATION. The Section headings contained herein are for convenience of reference only, are not part of this Agreement, and shall not affect the meaning or interpretation of any provision hereof.

    IN WITNESS WHEREOF, AMC, the Company, the Foundation and the Society have executed this Non-Competition and Marketing Assistance Agreement as of the day and year first above written.

                        AMERICAN MEDSERVE CORPORATION



                        By: /s/ Timothy L. Burfield
                            --------------------------------------

                             Its: President/Chief Executive Officer
                                 ----------------------------------


                        THE EVANGELICAL LUTHERAN GOOD
                             SAMARITAN FOUNDATION



                        By: /s/ Mark A Jerstad
                            --------------------------------------

                             Its: President/Chief Executive Officer
                                 ----------------------------------


                        THE EVANGELICAL LUTHERAN GOOD
                             SAMARITAN SOCIETY



                        By: /s/ Mark A. Jerstad
                            --------------------------------------

                             Its: President/Chief Executive Officer
                                 ----------------------------------


                        GOOD SAMARITAN SUPPLY SERVICES, INC.



                        By: /s/ Charles C. Halberg
                            --------------------------------------

                             Its President/Chief Executive Officer
                                -----------------------------------